Exhibit 24.1

POWER OF ATTORNEY

Each director and/or officer of Vertro, Inc. (the “Corporation”) whose signature appears below hereby constitutes and appoints Peter A. Corrao and Michael Cutler as the undersigned’s attorneys-in-fact, or any of them individually as the undersigned’s attorney-in-fact, each with full power of substitution and revocation, to sign, in the undersigned’s name and on his behalf and in any and all capacities stated below, and to cause to be filed with the Securities and Exchange Commission (the “Commission”), the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (the “Form 10-K”), and likewise to sign and file with the Commission any and all amendments to the Form 10-K, hereby ratifying and confirming all that the said attorney-in-fact, or their substitutes, may do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, we have hereunto set our hands as dated below.

Date	Signature	Title

March 25, 2010	/s/ Lawrence Weber	Chairman of the Board of Directors
Lawrence Weber

March 25, 2010	/s/ Gerald W. Hepp	Director
Gerald W. Hepp

March 25, 2010	/s/ Joseph P. Durrett	Director
Joseph P. Durrett

March 25, 2010	/s/ Adele Goldberg	Director
Adele Goldberg

March 25, 2010	/s/ Lee S. Simonson	Director
Lee S. Simonson